FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                           April 11, 1996
                                                        Corporations Section


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                    CONSORTIUM SERVICE MANAGEMENT GROUP, INC.

TO THE SECRETARY OF STATE OF TEXAS:

     The undersigned Corporation (the "Corporation"), a Texas corporation, for the purpose of adopting Amended and Restated Articles of Incorporation pursuant to Section 17-6605 of the Texas General Corporation Code (the "Act"), hereby certifies:

     1. The name of this  Corporation is Consortium  Service  Management  Group,
Inc.

     2. The name under which this Corporation was originally incorporated was Consortium Service Management Group, Inc.

     3. The Articles of Incorporation of this Corporation were filed with the Texas Secretary of State on November 17, 1992.

     4. The amendments to the Articles of Incorporation are: (a) to change the provisions relating to the capital stock of the Corporation, (b) to change the name and address of the registered agent of the Corporation, (c) to add provisions relating to directors' liability and indemnification, and (d) to provide the names and addresses of the present directors.

     5. The 55,000 shares of Common Stock, no par value, presently outstanding shall be exchanged for 1,375,000 shares of Common Stock, par value $0.001, authorized by the Amended and Restated Articles of Incorporation.

     6. The amendments contained herein effect a change in the amount of stated capital, increasing the amount from zero to $50,000.

     7. These Amended and Restated Articles of Incorporation were duly adopted on February 17, 1996 in accordance with Act Section 17-6605, after being proposed by the directors and adopted by the shareholders (55,000 shares issued and outstanding) in the manner and by the vote prescribed in Act Section 17-6602, and restate, integrate and further amend the Articles of Incorporation. Each amendment has been effected in conformity with provisions of the Texas Business Corporation Act. This instrument accurately copies the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by the Restated Articles

                                                                       Exhibit 3
                                                               Page 1 of 4 Pages
of Incorporation, and this instrument contains no other change in any provision.

     8. The Articles of Incorporation of this Corporation are hereby restated as further amended hereby, to read in full, as follows:

                                             ARTICLES OF INCORPORATION
                                                        OF
                                     CONSORTIUM SERVICE MANAGEMENT GROUP, INC.

     FIRST: Name. The name of this Corporation is Consortium Service Management Group, Inc. (the "Corporation).

     SECOND: Registered Office. The name and address of the registered agent of this Corporation in the State of Texas and the address of the registered office of this Corporation in the State of Texas, which is the same as the address of its registered agent, are:

                     Esmeralda  Robbins
                     701 CCNB North Tower
                     500 North Shoreline
                     Corpus Christi, Texas 78471

     THIRD: Term. The term of this Corporation shall be perpetual.

     FOURTH: Purpose. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas General Corporation Code (the "Act").

     FIFTH: Capital Stock. The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution of resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:


                                                                       Exhibit 3
                                                               Page 2 of 4 Pages


                                                                   No. of
                                             Par                 Authorized
                    Class                   Value                  Shares                         Total
                 -----------              ---------             ------------
                  Common                    $0.001               40,000,000                      $40,000
                  Preferred                 $0.001               10,000,000                       10,000
                                                                 50,000,000                      $50,000

     Series A Preferred Stock. By action of the directors of the Corporation taken March 18, 1996, there is designated the Series A Preferred Stock of the Corporation, which consists of 75,668 shares of the Corporation's authorized 10,000,000 shares of Preferred Stock. Each share of this series shall have a $10 face amount; shall be entitled to an annual, cumulative dividend from the net profits of the Corporation equal to 8 percent of the face amount; shall be redeemable by the Corporation out of otherwise undistributed net profits of the Corporation legally entitled by the laws of Texas for such redemption; and shall be preferred over the Common Stock in the event of the liquidation and dissolution of the Corporation to the extent of its unredeemed face amount and accumulated, unpaid dividends.

     SIXTH: Number of Directors; Current Directors. The number of directors of this Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide. Currently there are three directors, Esmeralda G. Robbins and Donald S. Robbins, both of 701 CCNB Tower North, Corpus Christi, Texas, 78471, Gordon W. Allison, 5929 N. May Avenue, Suite 511, Oklahoma City, Oklahoma 73112 and Lois Martin-Dommer, 5929 N. May Avenue, Suite 511, Oklahoma City, Oklahoma 73112.

     SEVENTH: Director's Liability; Indemnification. To the maximum extent permitted by the Act as it exists on the date hereof or as it may hereafter be amended, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its Vice President and attested by its Secretary this 2nd day of April, 1996.


                                          Consortium Service Management
                                                Group, Inc., a Texas corporation


                                           By: /s/ Gordon W. Allison
                                               ---------------------------------
                                               Gordon W. Allison, Vice President


                                                                       Exhibit 3
                                                               Page 3 of 4 Pages

ATTEST:

(SEAL)



/s/ Gordon W. Allison
----------------------------
Gordon W. Allison, Secretary

                                                                       Exhibit 3
                                                               Page 4 of 4 Pages